As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ETSY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-4898921
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(718) 880-3660
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2015 Equity Incentive Plan
(Full title of plan)
Rachel Glaser
Chief Financial Officer
Etsy, Inc.
117 Adams Street
Brooklyn, New York 11201
(718) 880-3660
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:
Nicole Brookshire
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Etsy, Inc. (“Etsy”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 6,252,714 additional shares of its common stock under Etsy's 2015 Equity Incentive Plan (the "Plan"), pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved and available for issuance under the Plan on January 2, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
Etsy hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a) the contents of the Etsy’s Registration Statements on Form S-8, filed with the Commission on April 15, 2015 (File No. 333-203438), on March 1, 2016 (File No. 333-209851), on March 1, 2017 (File No. 333-216371), on March 1, 2018 (File No. 333-223330), on February 28, 2019 (File No. 333-229937), on February 27, 2020 (File No. 333-236676), February 26, 2021 (File No. 333-253564) and on February 25, 2022 (File No. 333-263007).
(b) Etsy’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 22, 2023 (the “Annual Report”);

(c) all other reports filed by Etsy pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2022 (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on that form that relate to such items); and
(d) the description of Etsy’s common stock contained in Etsy’s Registration Statement on Form 8-A (File No. 001-36911) filed with the Commission on April 8, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.9 to the Annual Report.
All other reports and documents filed by Etsy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed incorporated by reference into this Registration Statement and a part of this Registration Statement from the date of filing of these documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	8-K	001-36911	3.1	4/21/2015
4.2	Amended and Restated Bylaws	8-K	001-36911	3.1	12/2/2022
5.1	Opinion of Davis Polk & Wardwell LLP					X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (contained in the signature page hereto)					X
99.1	2015 Equity Incentive Plan	S-1/A	333-202497	10.3	4/14/2015
107	Calculation of Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of February, 2023.

ETSY, INC.

By /s/ Rachel Glaser
Name: Rachel Glaser
Title: Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Josh Silverman and Rachel Glaser, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Josh Silverman		February 23, 2023
Josh Silverman

Chief Financial Officer (Principal Financial Officer)
/s/ Rachel Glaser		February 23, 2023
Rachel Glaser

Chief Accounting Officer (Principal Accounting Officer)
/s/ Merilee Buckley		February 23, 2023
Merilee Buckley

/s/ Fred Wilson	Chair	February 23, 2023
Fred Wilson

/s/ C. Andrew Ballard	Director	February 23, 2023
C. Andrew Ballard

/s/ Marla Blow	Director	February 23, 2023
Marla Blow

/s/ Gary S. Briggs	Director	February 23, 2023
Gary S. Briggs

/s/ M. Michele Burns	Director	February 23, 2023
M. Michele Burns

/s/ Jonathan D. Klein	Director	February 23, 2023
Jonathan D. Klein

/s/ Melissa Reiff	Director	February 23, 2023
Melissa Reiff

/s/ Margaret M. Smyth	Director	February 23, 2023
Margaret M. Smyth